UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2005



                              KEY TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)




          OREGON                    0-21820                      93-0822509
(State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)          File Number)               Identification No.)


                                150 Avery Street
                          Walla Walla, Washington 99362
               (Address of principal executive offices) (Zip Code)

                                 (509) 529-2161
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)  Restatement and Non-Reliance

In the course of completing audit procedures relating to the financial statements of Key Technology, Inc. (the "Company") for the year ended September 30, 2005, the Company's independent registered public accounting firm, Grant Thornton LLP ("Grant Thornton"), identified certain proposed adjustments in the Company's financial statements for the year ended September 30, 2005. Upon considering this information, the Company's management determined that adjustments relating to lease accounting also affected the Company's interim financial statements and other financial information for the quarters ended March 31, 2005 and June 30, 2005, and the Audit Committee of the Board of Directors of the Company authorized management to amend and restate the financial statements and other financial information for these interim periods. In light of the restatement, investors should no longer rely on the Company's previously filed financial statements and other financial information for each of the Company's fiscal quarters ended March 31, 2005 and June 30, 2005.

Background
----------

The Company has agreements with the Port of Walla Walla, Washington to lease two operating facilities, the lease on one of which expires on December 31, 2005. The Company has undertaken in 2005 to consolidate its operations into one facility by the end of calendar 2005 and modified one of its leases to add additional leased space and to extend the lease term through 2020. As a result of the consolidation of facilities and expiration of the lease on one operating facility, the Company reduced deferred rent credits over the remaining term of the expiring lease beginning in the second quarter of fiscal 2005 and continuing through the end of fiscal 2005.

However, management has subsequently concluded that (a) the accounting treatment to be used for the deferred rent credits relating to the expiring lease is to amortize the credits over the remaining term of the continuing operating facility lease; (b) the Company's quarterly reports previously filed with respect to the fiscal quarters ended March 31, 2005 and June 30, 2005 should be restated; and (c) no reliance should be placed on the Company's previously issued financial statements for the quarters ended March 31, 2005 and June 30, 2005.

As a result of these conclusions and the authorization by the Audit Committee, the Company will file restated financial statements for the quarterly periods ended March 31, 2005 and June 30, 2005 as amendments to its periodic reports filed with the Securities and Exchange Commission as soon as practicable. Accordingly, the previously issued financial statements for the quarterly periods ended March 31, 2005 and June 30, 2005 should no longer be relied upon.

The effect of the restatement will be to increase rental expense for each of the last three quarterly interim periods of 2005 and to reduce net earnings for such interim periods and fiscal 2005 by approximately $360,000 before income taxes. In addition, the adoption of the revised accounting treatment will be to reduce rental expense in future periods during the existence of the continuing operating facility lease.

The following table sets forth the effect of the restatement on the Company's net earnings for the fiscal quarters ended March 31, 2005 and June 30, 2005:

                                                                 Quarter ended
                                                        March 31, 2005    June 30, 2005
                                                        --------------    -------------
Net earnings - as restated                                 $  62             $2,646
Net earnings - as reported                                 $ 167             $2,709

Net earnings per share (basic) - as restated               $0.01             $ 0.52
Net earnings per share (basic) - as reported               $0.03             $ 0.53

Net earnings per share (diluted) - as restated             $0.01             $ 0.51
Net earnings per share (diluted) - as reported             $0.03             $ 0.52

The members of the Audit Committee discussed the above-referenced matters with Grant Thornton and, subsequent to such discussion, reviewed the matters discussed in this report.

A press release disclosing the restatements and certain other year-end adjustments is attached to this Current Report on Form 8-K as Exhibit 99.1.



Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

       (d)  Exhibits

            99.1   Press release of Key Technology, Inc. dated December 28, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 KEY TECHNOLOGY, INC.

                                                 /s/ RONALD W. BURGESS
                                                 ---------------------
                                                 Ronald W. Burgess
                                                 Senior Vice President and Chief
                                                 Financial Officer


Dated: December 28, 2005

                                  EXHIBIT INDEX


 Exhibit No.     Description
-------------  -----------------------------------------------------------------

    99.1         Press release of Key Technology, Inc. dated December 28, 2005